Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Roadzen Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.0001 per share	457(c)	10,300,961	(1)	$1.97	(2)	$20,292,893.17	$0.00013810	$2,802.45
	Equity	Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	457(g)	9,152,087	(3)	$-				–	(4)
	Equity	Ordinary Shares, par value $0.0001 per share	457(c)	19,157,081	(5)	$1.97	(2)	$37,739,449.57	$0.00013810	$5,211.82

			Total Offering Amounts					$58,032,342.74		$8,014.27
			Total Fees Previously Paid							$—
			Total Fee Offsets							$—
			Net Fee Due							$8,014.27

(1)	Ordinary shares will be offered for resale by the selling securityholders pursuant to the prospectus contained in the registration statement to which this exhibit is attached. The registration statement registers the resale of an aggregate of 10,300,961 ordinary shares and 9,152,087 warrants of the registrant. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include an indeterminable number of additional shares that may be issuable as a result of stock splits, stock dividends or similar transactions.
(2)	Determined pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Company’s ordinary shares on The Nasdaq Global Market on December 29, 2025, which date is a date within five business days prior to the filing of this registration statement.
(3)	Includes 9,152,087 Private Warrants that may be sold by the selling securityholders.
(4)	In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the ordinary shares underlying the warrants, and no separate fee is payable for the warrants.
(5)	Includes the issuance of up to 19,157,081 ordinary shares of the Registrant that may be issued upon exercise of warrants to purchase ordinary shares of the Registrant.